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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79547) of Bridgford Foods Corporation of our report dated December 21, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 21, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
Orange County, California

January 30, 2002